UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 13, 2011
LogMeIn, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-34391 (Commission File Number)	20-1515952 (IRS Employer Identification No.)

500 Unicorn Park Drive Woburn, Massachusetts (Address of principal executive offices)		01801 (Zip Code)
Registrant’s telephone number, including area code: (781)-638-9050
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Director
     On January 13, 2011, David E. Barrett resigned from the Board of Directors of LogMeIn, Inc. (the “Company”), effective immediately. Mr. Barrett had served as a member of the Company’s Audit and Compensation Committees. Mr. Barrett’s decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices.
Election of Director
     On January 13, 2011, the Company’s Board of Directors elected Gregory W. Hughes as a director to fill the vacancy created by Mr. Barrett’s resignation. Mr. Hughes has been designated as a class I director and will serve until the Company’s 2013 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.
     Mr. Hughes joins the Company from Symantec, Corp., a leading storage, security, and systems management software company, where he held various leadership positions from July 2005 to June 2010. Most recently, Mr. Hughes served as Group President of Symantec’s Enterprise Product Group from January 2009 to June 2010. Mr. Hughes first joined Symantec in July 2005 as part of their acquisition of Veritas Software Corporation, where he had held the position of Executive Vice President, Global Services since October 2003. For the ten years prior to Veritas, Mr. Hughes served as a partner at McKinsey & Company, a global management consulting firm. Mr. Hughes was recommended to the Board of Directors by the Company’s Nominating and Corporate Governance Committee, in accordance with the provisions of its charter. The Company believes Mr. Hughes’ qualifications to serve on the Board of Directors include his experience working at some of the world’s most successful software businesses and his significant business-to-consumer and business-to-business experience in the software industry.
     There are currently no arrangements or understandings between Mr. Hughes and any other person pursuant to which Mr. Hughes was selected as a director. Mr. Hughes has also been named to serve on the Audit Committee and the Compensation Committee of the Board of Directors. There are currently no transactions in which Mr. Hughes has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     In accordance with the Company’s director compensation policy, Mr. Hughes will receive an annual retainer of $20,000 for his service as a director, additional annual fees of $5,000 for service on the Audit Committee, $3,750 for service on the Compensation Committee and reimbursement for any out-of-pocket expenses incurred in connection with attending the Company’s board and committee meetings.
     In accordance with the Company’s 2009 stock incentive plan, Mr. Hughes will be granted an option to purchase 60,000 shares of the Company’s common stock at the next regularly scheduled meeting of the Company’s Board of Directors. The option will have an exercise price that represents the fair market value of the Company’s common stock on the date of grant and will vest as to 12.5% of the shares underlying the option every three months after the date of grant, subject to Mr. Hughes’ continued service as a director. In the event of a change of control of the Company, the vesting schedule of this option will accelerate in full.
     The full text of the press release issued by the Company on January 19, 2011 in connection with Mr. Hughes’ election as a director of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release entitled “Greg Hughes Named to LogMeIn’s Board of Directors,” issued by the Company on January 19, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC
Date: January 19, 2011	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “Greg Hughes Named to LogMeIn’s Board of Directors,” issued by the Company on January 19, 2011.